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EXHIBIT 21

SUBSIDIARIES

1.
American Telepath International, Inc., a Delaware corporation

2.
Broken Arrow Power Petroleum and Technologies, Inc., a Delaware corporation

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  EXHIBIT 21
SUBSIDIARIES